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                                     BYLAWS

                                       OF

                           STETSON OIL EXCHANGE, INC.

                                    ARTICLE I

                                     OFFICES

         The principal office of the Corporation in the State of Utah shall be located at 1750 East 4800 South #35, Salt Lake City, Utah 84117.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the fourth Saturday in the month of April in each year, beginning with the year 1985, at the hour of 1:00 p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders.

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the President or by any director, and shall be called by the President at the request of the holders of not less than one-third of all the outstanding shares of the corporation entitled to vote at the meeting.

         Section 3. PLACE OF MEETING. The Board of Directors shall designate the office of the corporation as the place of meeting for any annual meeting or far any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah as the place for the holding of such meeting.

         Section 4. NOTICE OF MEETING. Written notice stating the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than twenty days before the date of the meeting, by or at the direction of the President or the director calling the meeting, to each shareholder of record entitled to vote at such meeting.

         Section 5. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

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If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 6. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three months from the date of its execution, unless otherwise provided in the proxy.

         Section 7. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         Section 8. NON-CUMULATIVE VOTING. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

         Section 9. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors. The Board of Directors shall determine matters of corporate policy and perform such duties as are required of it, by law.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be from three to seven as prescribed by these Bylaws. Initially it shall be three and shall remain so until the Bylaws are changed. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected. Directors need not be residents of the State of Utah.

         Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting

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of shareholders. The Board of Directors shall provide, by resolution, the time and place for the holding of regular monthly meetings without other notice than such resolution.

         Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors shall fix the office of the Corporation as the place for the holding of any special meeting of the Board of Directors called by them.

         Section 5. NOTICE. Notice at any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business address. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice at such meeting.

         Section 6. QUORUM. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 7. MANNER OF ACTING; MINUTES. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Minutes of the proceedings of Board of Directors' meetings shall be prepared and shall be made available to shareholders.

         Section 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though such majority is less than a quorum of the Board at Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, unless at such a meeting the shareholders delegate the filling of such vacancy to the Board of Directors.

         Section 9. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his

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written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately attar the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 10. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. NUMBER. The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any person may hold two or more offices except that the President shall not also be the Secretary.

         Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation would be served thereby but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The President shall have power to assign work, hire and discharge employees, determine the compensation employees, purchase supplies, allocate vacation periods, grant leaves to employees, collect outstanding accounts, borrow money in the ordinary course of

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business, and to do all acts necessary to the conduct of the business of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board at Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instrument which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

         Section 6. VICE PRESIDENT. In the absence of the President or, in the event of his death, inability or refusal to act, the Vice President shall assume the day-to-day duties of the President, and shall have power to assign work, hire and discharge employees, determine the compensation of employees, purchase supplies, allocate vacation periods, grant leaves to employees, collect outstanding accounts; and do all acts necessary to the conduct of business in the ordinary course. Other powers of the President set forth in these Bylaws shall be performed by the Vice President in the absence of the President only with the approval of the Board of Directors. The Vice President at all times shall perform such duties as are from time to time assigned to him by the President.

         Section 7. SECRETARY.  The Secretary shall:

                  (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose;

                  (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

                  (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;

                  (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

                  (e) sign with the President or Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board at Directors;

                  (f) have general charge of the stock record books of the corporation; and

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                  (g) in general perform all duties incident to the office of
Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

                  (h) The Board of Directors may appoint one or more Assistant Secretaries to assist the Secretary as he shall direct.

         Section 8. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for any monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws.

         Section 9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf at the corporation, and such authority may be general or confined to specific instances.

         Section 2. LOANS. No loan shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in much manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

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                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary or Assistant Secretary if one or more is appointed. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock record books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock record books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                   ARTICLE VII

                                   ACCOUNTING

         Full and accurate books of account shall be kept in accordance with good accounting practices. Such books of account shall be available for inspection by any shareholder at all reasonable times. All corporate purchases shall be made on account and all accounts shall be paid by check. So far as possible, no cash outlays shall be made.

         The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

                                  ARTICLE VIII

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and, upon the terms and conditions provided by law and its articles of incorporation.

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                                   ARTICLE IX

                                      SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words "Corporate Seal."

                                    ARTICLE X

                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                          INDEMNIFICATION--EXCULPATION

         The provisions with respect to indemnification---exculpation shall be as set forth in the Articles of Incorporation.

                                   ARTICLE XII

                             LIABILITY OF DIRECTORS

         The Directors of the Company will comply with the requirement of the State of Utah relating to the liability of the Directors in such instances.

               Directors of a corporation who vote for or assent to the declaration of any dividend or other distribution of the assets of a corporation to its shareholders contrary to the provisions of this act or contrary to any restrictions contained in the Articles of Incorporation, shall be jointly and severally liable to the corporation for the amount of such dividend which is paid or the value of such assets which are distributed in excess of the amount of such dividend or distribution which could have been paid or distributed without a violation of the provisions of this act or the restrictions in the articles of incorporation.

               (b) Directors of a corporation who vote for or assent to the purchase of its own shares contrary to the provisions of this act shall be jointly and severally, liable to the

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      corporation for the amount of consideration paid for such shares which is in excess of the maximum amount which could have been paid therefor without a violation of the provisions of this act.

               (c) The directors of a corporation who vote for or assent to any distribution at assets of a corporation to its shareholders during the liquidation of the corporation without the payment and discharge of, or making adequate provision for all known debts, obligations, and liabilities of the corporation shall be jointly and severally liable to the corporation for the value of such assets which are distributed to the extent that such debts, obligations, and liabilities of the corporation are not thereafter paid and discharged.

               (d) The directors of a corporation who vote for or assent to the making of any loan secured by shares of the corporation, shall be jointly and severally liable to the corporation for the amount of such loan until the repayment thereof.

               (e) If a corporation shall commence business before it has received at least one thousand dollars as consideration for the issuance of shares, the directors who assent thereto shall be jointly and severally liable to the corporation for such part of one thousand dollars as shall not have been received before commencing business, but such liability shall be terminated when the corporation has actually received one thousand dollars as consideration for the issuance of shares.

               A director of a corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

               A director shall not be liable under subparagraphs (a), (b) or
      (c) of this section if he relied and acted in good faith upon financial statements of the corporation represented to him to be correct by the president or the officer of such corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of such corporation, nor shall he be so liable if in good faith in determining the amount available for any such dividend or distribution he considered the assets to be of their book value.

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